 EXHIBIT 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                                  Three Months Ended
                                                    March 31, 2002

Operating Revenue:
  Operating Revenue                                     34,644,533

Operating Expenses:
  Fuel Used in Heat and Electric Generation             16,877,011
  Operation Expenses                                     6,031,072
  Maintenance Expenses                                         294
  Property, Franchise & Other Taxes                        625,844
  Depreciation, Depletion & Amortization                 2,830,479
Operating Expenses                                      26,364,700
Operating Income                                         8,279,833

Other Income                                               355,039

Interest Charges                                         2,087,613

Income Before Income Taxes                               6,547,259

Income Taxes - Current                                   1,197,021
Income Taxes - Deferred                                    230,365
                                                         1,427,386

Minority Interest in Foreign Subsidiaries               (1,346,196)

Net Income                                               3,773,677